Exhibit 99.3

May 9, 2025

CAPSOVISION, INC.

18805 Cox Avenue, Suite 250

Saratoga, CA 95070

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of CAPSOVISION, INC. (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form S-1 filed by the Company with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Wen-Herng Henry King
Name:Wen-Herng Henry King